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                                                                   EXHIBIT 99.2


                             [FRONT OF PROXY CARD]

                       INTERNATIONAL SPEEDWAY CORPORATION
                        SPECIAL MEETING OF STOCKHOLDERS

                                 JULY 26, 1999


                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     OF INTERNATIONAL SPEEDWAY CORPORATION


The undersigned hereby appoints William C. France and W. Garrett Crotty, and each of them with full power to act without the others, as proxies, with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of class A common stock, par value $0.01 per share, of International Speedway Corporation ("International Speedway") or all of the shares of class B common stock, par value $0.01 per share, of International Speedway which the undersigned is entitled in any capacity to vote if personally present at the Special Meeting of Stockholders of International Speedway to be held at Daytona USA, 1801 West International Speedway Boulevard, Daytona Beach, Florida 32114, on July 26, 1999 at 9:30 a.m., local time, and at any and all adjournments or postponements thereof, upon the proposals listed on the reverse side of this Proxy and more fully described in the Notice of Special Meeting of Stockholders dated June 21, 1999 and the Joint Proxy Statement/Prospectus dated June 21, 1999 related to the Special Meeting, and, in their discretion, upon all matters incident to the conduct of the Special Meeting and upon all matters presented at the Special Meeting but which were not known to the Board of Directors at a reasonable time before the solicitation of this proxy.



THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED AND, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED FOR EACH PROPOSAL SET FORTH ON THE REVERSE HEREOF AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND THE JOINT PROXY STATEMENT/PROSPECTUS (WITH ALL ENCLOSURES AND ATTACHMENTS) DATED JUNE 21, 1999 RELATED TO THE SPECIAL MEETING.


IMPORTANT -- THIS PROXY MUST BE COMPLETED, SIGNED AND DATED ON THE REVERSE SIDE.

                          (Continued on reverse side)
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                              [BACK OF PROXY CARD]
[X]  Please mark your votes
     as in this example.

THE INTERNATIONAL SPEEDWAY BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING PROPOSALS:

1. Proposal to issue up to 7,755,000 shares of International Speedway Class A Common Stock in exchange for shares of common stock, par value $0.01 per share, of Penske Motorsports, Inc., pursuant to the Merger Agreement.

              [ ]  FOR          [ ]  AGAINST          [ ]  ABSTAIN

2. Proposal to issue up to 5,260,000 shares of International Speedway Class A Common Stock in exchange for shares of common stock, par value $0.01 per share, of PSH Corp., pursuant to the PSH Merger Agreement.

              [ ]  FOR          [ ]  AGAINST          [ ]  ABSTAIN

3. Proposal to amend International Speedway's Amended and Restated Articles of Incorporation to permit the International Speedway board to determine from time to time the number of directors who will serve on the board.

              [ ]  FOR          [ ]  AGAINST          [ ]  ABSTAIN

Please sign your name exactly as imprinted (do not print). Please include any address changes. If shares are held jointly, EACH holder should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. An authorized officer may sign on behalf of a corporation and should indicate the name of the corporation and his or her capacity.

                                                          Dated: -----------------------
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Signature

                                                          Dated: -----------------------
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Signature if held jointly

             PLEASE COMPLETE, DATE AND RETURN THIS PROXY PROMPTLY.